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                                                                       EXHBIT 21
                               SUNTRON CORPORATION
                              LIST OF SUBSIDIARIES
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Overall Parent Company:                                 State of Organization:
-----------------------                                 ----------------------
      Suntron Corporation                                   Delaware

Subsidiaries of Suntron Corporation:

      Suntron Intermediate Holding Corp.                    Delaware

Suntron Intermediate Holding Corp.

      EFTC Operating Corp.                                  Delaware
      K*TEC Operating Company, L.L.C.                       Delaware

Subsidiaries of EFTC Operating Corp.:

      Suntron-Iowa, Inc.                                    Delaware
      Suntron-Kansas, Inc.                                  Delaware
      Circuit Test, Inc.                                    Florida
      Current Electronics, Inc.                             Oregon
      RM Electronics Inc.                                   New Hampshire
      CT LLC Acquisition Corp.                              Florida


Subsidiaries of K*TEC Operating Company, L.L.C.:

      K*TEC Electronics Holding Corporation                 Delaware

Subsidiaries of K*TEC Electronics Holding Corporation:

      CathiO LLC                                            Delaware
      RodniC LLC                                            Texas

Subsidiaries of CathiO LLC.:

      K*TEC Electronics L.P.                                Texas
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